Exhibit 99

Press Release

K-SEA TRANSPORTATION PARTNERS L.P. ANNOUNCES RECORD RESULTS FOR FOURTH QUARTER OF FISCAL 2006; INCREASES QUARTERLY CASH DISTRIBUTION BY $0.02 TO $0.62 PER UNIT

NEW YORK, AUGUST 4, 2006—K-Sea Transportation Partners L.P. (NYSE: KSP) today announced record operating results for its fourth quarter and fiscal year ended June 30, 2006.  The Company also announced that its distribution to unitholders for the fourth quarter will increase by $0.02, or 3.3%, to $0.62 per unit, or $2.48 per unit annualized.  This is the fifth consecutive quarter of increased distributions, and the seventh such increase since the Company’s IPO in January 2004.  The distribution will be payable on August 15, 2006 to unitholders of record on August 9, 2006.

The Company’s distributable cash flow for the fourth quarter of fiscal 2006 was a record $7.5 million, or 1.17 times the amount needed to cover the cash distribution of $6.4 million declared in respect of the period.  Coverage for the year ended June 30, 2006 was 1.08 times, and the cumulative coverage ratio since the Company’s January 2004 IPO was 1.14 times.  Distributable cash flow is a non-GAAP financial measure that is reconciled in the table below to net income, its most directly comparable GAAP measure.

The Company also announced that, during the fourth fiscal quarter, it placed orders for the construction of six additional new tank barges as part of its fleet expansion and upgrading program.  These most recent orders, from Bollinger Shipyards, Inc., include four 30,000-barrel tank barges, designed for both clean and black oil service, and two 80,000-barrel tank barges.  These orders are in addition to two 30,000-barrel tank barges and one 100,000-barrel tank barge which are already under construction at Bollinger.  The total estimated capital cost of the six additional tank barges, including certain special equipment, is approximately $42 million and is expected to be financed using the Company’s available credit facilities.

Three Months Ended June 30, 2006

For the three months ended June 30, 2006, the Company reported operating income of $6.8 million, an increase of $2.2 million, or 48%, compared to $4.6 million of operating income for the three months ended June 30, 2005.  The increase resulted from expansion of the Company’s fleet barrel-carrying capacity over the past year, primarily through the acquisition of Sea Coast Transportation in October 2005 and the addition of four tank barges, including three newbuilds.  The Company also realized higher average daily rates in its local trade, resulting primarily from higher charter rates.  Partially offsetting these improvements during the quarter was an extended shipyard period for one large tank barge, and the total loss of the DBL 152 in the previously-reported November 2005 Gulf Coast barge incident.  In addition, our waste water treatment facility contributed to results in the fourth quarter of fiscal 2006, compared to an essentially breakeven result in the fourth quarter of fiscal 2005.

The increased vessel earnings were partially offset by increased general and administrative costs, and higher depreciation of the expanded fleet.  The $1.0 million increase in general and administrative expenses, as compared to the three months ended June 30, 2005, resulted from increased personnel and facilities costs in support of the Company’s growth, including general and administrative costs associated with Sea Coast.  Depreciation and amortization increased $1.8 million as a result of the additional vessels.  Earnings before interest, taxes, depreciation, amortization, and loss on reduction of debt (EBITDA) increased by $4.0 million, or 38%, to $14.4 million for the three months ended June 30, 2006, compared to $10.4 million for the three months ended June 30, 2005.  EBITDA is a non-GAAP financial measure that is reconciled in the table below to net income, its most directly comparable GAAP measure.

Net income for the three months ended June 30, 2006 was $3.1 million, or $0.30 per fully diluted limited partner unit, compared to net income of $3.0 million, or $0.35 per fully diluted limited partner unit, for the three months ended June 30, 2005.  The $0.1 million increase in net income resulted from the $2.2 million increase in operating income, partially offset by a $0.3 million loss on reduction of debt in connection with a downsizing of the Company’s revolving credit facility in April 2006, and $1.5 million in higher interest expense resulting from higher debt balances incurred to finance vessel acquisitions over the past year and higher interest rates.  Excluding the $0.03 per unit loss on reduction of debt, fully diluted net income per limited partner unit would have been $0.33 per unit.

Year Ended June 30, 2006

For the year ended June 30, 2006, the Company reported operating income of $23.7 million, an increase of $8.1 million, or 52%, compared to $15.6 million of operating income for the year ended June 30, 2005.  Similar to the fiscal 2006 fourth quarter, this increase resulted mainly from expansion of the Company’s barrel-carrying capacity.  Additionally, average daily rates in the Company’s coastwise trade increased attributable to continued solid demand for refined petroleum products, and higher oil prices.  These improvements were partially offset by extended shipyard periods, particularly for one large tank barge, the loss of the DBL 152, and the retirement of two single-hulled tank barges in December 2004.

General and administrative expenses increased by $6.1 million for the year ended June 30, 2006, as compared to the year ended June 30, 2005, reflecting $4.7 million of increased personnel and facilities costs in support of the Company’s growth, including acquisitions of two companies, and $0.3 million in costs related to a cancelled bond offering.  Depreciation and amortization increased by $5.4 million as a result of the fleet expansion during the period.  Although higher depreciation and amortization expense reduces net income per unit, it is passed on to unitholders as detailed in their annual tax K-1s and results in a greater deferral of income taxes on the Company’s annual cash distribution and a positive impact on after-tax return on investment.  EBITDA increased by $13.5 million, or 37%, to $50.5 million for the year ended June 30, 2006, compared to $37.0 million for the year ended June 30, 2005.

Net income was $5.9 million for the year ended June 30, 2006, or $0.60 per fully diluted limited partner unit, compared to net income of $8.1 million, or $0.95 per fully diluted limited partner unit, for the year ended June 30, 2005.  The $2.2 million decrease in net income resulted primarily from $7.2 million in losses on reduction of debt related to retirement of the Company’s Title XI bonds in November 2005 and on other debt restructurings during the year, and a $4.2 million increase in interest expense on debt incurred to finance vessel acquisitions over the past year, partially offset by the $8.1 million improvement in operating income.  Excluding the losses on reduction of debt which, after tax, totaled $0.72 per unit and $0.15 per unit in fiscal 2006 and 2005, respectively,  fully diluted net income per limited partner unit would have been $1.32 per unit for fiscal 2006 compared to $1.10 per unit in fiscal 2005.

President and CEO Timothy J. Casey said “We are pleased with our record operating results for fiscal 2006.  We completed the integration of the operations acquired on the West Coast and in Norfolk, and the acquisition of four other vessels (three newbuilds and one existing tank barge).  Our fleet capacity of almost 3.4 million barrels is now 46% larger than at the time of our IPO in January 2004.  We will be taking delivery of an additional nine tank vessels over the next eighteen months as part of our fleet expansion and upgrading program.  It is important to note that a significant portion of the vessel capacity added over the past eighteen months did not contribute fully to our results for the fiscal year ended June 2006.  A full year’s contribution of these assets in fiscal 2007, plus the newbuildings to be delivered, gives us confidence that we will continue to grow our earnings and cash flows in the coming quarters.  Given these results and expectations, our Board of Directors approved a two cent per unit, or 3.3%, increase in our quarterly distribution, our fifth consecutive distribution increase and seventh since we went public in January 2004.”

Earnings Conference Call

The Company has scheduled a conference call for Monday, August 7, 2006, at 9:00 am Eastern time, to review the fourth quarter results.  Dial-in information for this call is (866) 800-8649 (Domestic) and (617) 614-2703 (International).  The Participant Passcode is 44944805.  The conference call can also be accessed by webcast, which will be available at www.k-sea.com ; a slide presentation will be made available for viewing during the webcast.  Additionally, a replay of the call will be available by telephone until August 14, 2006; dial in information for the replay is (888) 286-8010 (Domestic) and (617) 801-6888 (International).  The Passcode is 63136082.

About K-Sea Transportation Partners

K-Sea Transportation Partners is the largest coastwise tank barge operator, measured by barrel-carrying capacity, in the United States.  The Company provides refined petroleum products marine transportation, distribution and logistics services in the U.S. domestic marine transportation market, and its common units trade on the New York Stock Exchange under the symbol KSP.  For additional information, please visit the Company’s website, including the Investor Relations section, at www.k-sea.com .

Use of Non-GAAP Financial Information

The Company reports its financial results in accordance with generally accepted accounting principles.  However, certain non-GAAP financial measures such as EBITDA and distributable cash flow, used in the business, are also presented.  EBITDA is used as a supplemental financial measure by management and by external users of financial statements to assess (a) the financial performance of the Company’s assets and the Company’s ability to generate cash sufficient to pay interest on indebtedness and make distributions to partners, (b) the Company’s operating performance and return on invested capital as compared to other companies in the industry, and (c) compliance with certain financial covenants in the Company’s debt agreements.  Management believes distributable cash flow is useful as another measure of the Company’s financial and operating performance, and its ability to declare and pay distributions to partners.  Distributable cash flow does not represent the amount of cash required to be distributed under the Company’s partnership agreement.  Neither EBITDA nor distributable cash flow should be considered as alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity under GAAP.  EBITDA and distributable cash flow as presented herein may not be comparable to similarly titled measures of other companies.  A reconciliation of each of these measures to net income, the most directly comparable GAAP measure, is presented in the tables below.

Cautionary Statements

This press release contains forward-looking statements, which include any statements that are not historical facts, such as the Company’s expectations regarding business outlook, vessel utilization, delivery and integration of newbuild and acquired vessels (including the cost, timing and effects thereof), consequences of the DBL 152 incident, growth in earnings and distributable cash flow, and future results of operations.  These statements involve risks and uncertainties, including, but not limited to, insufficient cash from operations, a decline in demand for refined petroleum products, a decline in demand for tank vessel capacity, intense competition in the domestic tank barge industry, the occurrence of marine accidents or other hazards, the loss of any of the Company’s largest customers, fluctuations in charter rates, delays or cost overruns in the construction of new vessels,  failure to comply with the Jones Act, modification or elimination of the Jones Act and adverse developments in the marine transportation business and other factors detailed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.  If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected.  The Company disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Contact K-Sea Transportation Partners L.P

John J. Nicola, Chief Financial Officer, 718 720-9306

K-SEA TRANSPORTATION PARTNERS L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for unit and per unit  data)

	Three months ended		Year ended
	June 30,		June 30,
	2006	2005	2006	2005
Voyage revenue	$49,136	$33,116	$176,650	$118,811
Bareboat charter and other revenue	3,035	570	6,118	2,583
Total revenues	52,171	33,686	182,768	121,394

Voyage expenses	10,807	6,846	37,973	24,220
Vessel operating expenses	22,164	12,897	77,325	49,296
General and administrative expenses	4,722	3,751	17,309	11,163
Depreciation and amortization	7,659	5,889	26,810	21,399
(Gain) loss on disposal of vessels	58	(255)	(313)	(264)

Total operating expenses	45,410	29,128	159,104	105,814
Operating income	6,761	4,558	23,664	15,580
Interest expense, net	3,194	1,675	10,118	5,949
Loss on reduction of debt	326	—	7,224	1,359
Other expense (income), net	(32)	(1)	(64)	(27)

Income before provision (benefit) for income taxes	3,273	2,884	6,386	8,299
Provision (benefit) for income taxes	189	(162)	484	163
Net income	$3,084	$3,046	$5,902	$8,136

General partner’s interest in net income	$62	$61	$118	$163
Limited partners’ interest in:
Net income	$3,022	$2,985	$5,784	$7,973
Net income per unit - basic	$0.30	$0.35	$0.60	$0.95
- diluted	$0.30	$0.35	$0.60	$0.95
Weighted average units outstanding - basic	9,920	8,497	9,605	8,372
- diluted	10,014	8,556	9,672	8,419

Supplemental Operating Statistics

	Three months ended		Year ended
	June 30,		June 30,
	2006	2005	2006	2005
Local Trade:
Average daily rate (1)	$6,328	$5,433	$5,717	$5,418
Net utilization (2)	71%	78%	77%	79%

Coastwise Trade:
Average daily rate	$12,039	$12,121	$11,967	$11,369
Net utilization	88%	92%	90%	90%

Total Fleet
Average daily rate	$9,699	$8,914	$9,245	$8,734
Net utilization	80%	84%	83%	85%

(1) Average daily rate is equal to the net voyage revenue earned by a group of tank vessels during the period, divided by the number of days worked by that group of tank vessels during the period.

(2) Net utilization is equal to the total number of days worked by a group of tank vessels during the period, divided by total calendar days for that group of tank vessels during the period.

K-SEA TRANSPORTATION PARTNERS L.P.

Reconciliation of Unaudited Non-GAAP Financial Measures to GAAP Measures
(in thousands)

Distributable Cash Flow (1)

	Three months ended	Year ended
	June 30, 2006	June 30, 2006
Net income	$3,084	$5,902
Adjustments to reconcile net income to distributable cash flow :
Depreciation and amortization (2)	7,752	27,168
Non cash compensation cost under long term incentive plan	164	499
Deferred income tax expense	71	172
Net loss on reduction of debt	326	7,224
Maintenance capital expenditures(3)	(3,900)	(14,550)
Distributable cash flow	7,497	26,415
Cash distribution in respect of the period	$6,384	$24,367
Distribution coverage	1.17	1.08

(1)             Distributable Cash Flow provides additional information for evaluating our operating performance and ability to continue to make quarterly distributions, and is presented solely as a supplemental performance measure.

(2)             Including amortization of deferred financing costs.

(3)             Maintenance capital expenditures are the estimated cash capital expenditures necessary to maintain the operating capacity of our capital assets over the long term.  This amount includes two components: 1) an allowance for future scheduled drydocking costs calculated using annually updated projections of such costs over the next five years.  Based on historical results, beginning in calendar 2006, differences in cumulative amounts charged compared to actual amounts spent are adjusted over the same five-year period; 2) an allowance to replace the operating capacity of vessels which are scheduled to phase out by January 1, 2015 under OPA 90.

Earnings before Interest, Taxes, Depreciation and Amortization and Loss on Reduction of Debt (EBITDA)

	Three months ended		Year ended
	June 30,		June 30,
	2006	2005	2006	2005
Net income	$3,084	$3,046	$5,902	$8,136
Adjustments to reconcile net income to EBITDA:
Depreciation and amortization	7,659	5,889	26,810	21,399
Interest expense, net	3,194	1,675	10,118	5,949
Net loss on reduction of debt	326	—	7,224	1,359
Provision (benefit) for income taxes	189	(162)	484	163
EBITDA	$14,452	$10,448	$50,538	$37,006

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K-SEA TRANSPORTATION PARTNERS L.P.

CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)

	June 30,	June 30,
	2006	2005

Assets
Current assets:
Cash and cash equivalents	$826	$88
Title XI escrow account	—	1,190
Accounts receivable, net	20,322	14,299
Prepaid expenses and other current assets	8,753	4,371
Total current assets	29,901	19,948

Vessels and equipment, net	316,237	235,490
Construction in progress	5,452	8,266
Title XI escrow account	—	1,570
Goodwill	16,579	—
Other assets	14,859	7,988
Total assets	$383,028	$273,262

Liabilities and Partners’ Capital
Current liabilities:
Current portion of long-term debt and capital lease obligation	$7,745	$2,897
Accounts payable and accrued expenses	22,626	14,723
Total current liabilities	30,371	17,620

Title XI bonds and term loans	130,347	63,996
Credit line borrowings	54,015	47,112
Capital lease obligation	1,273	—
Deferred taxes	3,079	2,594
Total liabilities	219,085	131,322
Commitments and contingencies
Partners’ Capital	163,943	141,940
Total liabilities and partners’ capital	$383,028	$273,262

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